Exhibit 10.49

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is made and entered into as of July 8, 2020, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and ADICET BIO, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 28, 2020 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	A new Section 2.1(c) is hereby added to the Agreement, as follows:

(c)    Usage of Credit Card Services Under the Credit Card Line.

(i)    Usage Period. Subject to and upon the terms and conditions of this Agreement, at any time from the First Amendment Effective Date through the Credit Card Maturity Date, Borrower may use the Credit Card Services (as defined below) in amounts and upon terms as provided in Section 2.1(c)(ii) below.

(ii)    Credit Card Services. Subject to and upon the terms and conditions of this Agreement, Borrower may request corporate credit cards and standard and e-commerce merchant account services from Bank (collectively, the “Credit Card Services”). The aggregate limit of the corporate credit cards and merchant credit card processing reserves shall not exceed the Credit Card Line. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.

(iii)    Collateralization of Obligations Extending Beyond Maturity. Borrower shall take such actions as Bank may request to cause its obligations with respect to any Credit Card Services to be secured to Bank’s satisfaction as of the Credit Card Maturity Date. If Borrower has not cash secured its obligations with respect to any Credit Card Services by the Credit Card Maturity Date, then, effective as of such date, the balance in any of Borrower’s deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Credit Card Services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the applicable Credit Card Services are outstanding or continue.

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Adicet Bio, Inc. – 1st Amendment to LSA

2)	The following defined terms are hereby added in Exhibit A to the Agreement, as follows:

“Credit Card Line” means a Credit Extension of up to $150,000, to be used exclusively for the provision of Credit Card Services.

“Credit Card Maturity Date” means July 7, 2021.

“First Amendment Effective Date” means July 8, 2020.

3)	The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:

“Credit Extension” means each Term Loan, the Credit Card Services provided under the Credit Card Line, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

4)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)

payment for all Bank Expenses incurred through the date of this Amendment, including Bank’s expenses for the documentation of this Amendment and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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Adicet Bio, Inc. – 1st Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ADICET BIO, INC.		PACIFIC WESTERN BANK

By:	/s/ Anil Singhal	By:	/s/ Steve Kent
Name:	Anil Singhal	Name:	Steve Kent
Title:	President and CEO	Title:	Vice President

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Adicet Bio, Inc. – 1st Amendment to LSA